EXHIBIT 99.2

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

REVENUES:
Contract drilling	$149,307	$141,372	$455,463	$365,950

COSTS AND EXPENSES:
Contract drilling	58,366	57,094	166,771	159,999
Depreciation	9,529	8,871	25,581	25,914
General and administrative	6,894	7,567	24,783	23,049
(Gain) loss on sale of equipment	129	(129)	(52)	(214)
	74,918	73,403	217,083	208,748
OPERATING INCOME	74,389	67,969	238,380	157,202

OTHER INCOME (EXPENSE)
Interest expense, net of capitalized interest	(735)	(204)	(1,644)	(1,146)
Interest income	90	301	257	1,475
	(645)	97	(1,387)	329
INCOME BEFORE INCOME TAXES	73,744	68,066	236,993	157,531
PROVISION FOR INCOME TAXES	6,073	7,685	34,532	16,846
NET INCOME	$67,671	$60,381	$202,461	$140,685

EARNINGS PER COMMON SHARE:
Basic	1.05	0.94	3.16	2.21
Diluted	1.05	0.93	3.14	2.18
AVERAGE COMMON SHARES OUTSTANDING:
Basic	64,190	64,023	64,152	63,665
Diluted	64,617	64,776	64,395	64,509